Exhibit 3.2
DAWSON GEOPHYSICAL COMPANY
SECOND AMENDED AND RESTATED BYLAWS
(Amended and Restated by Resolution of the Board of Directors on July 26, 2010
and further amended on November 17, 2010)
ARTICLE I
OFFICES
     Section 1. Principal Office. The principal office of the Corporation shall be in the City of Midland, County of Midland, State of Texas.
     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     Section 1. Time and Place of Meetings. All meetings of the shareholders for the election of directors shall be held at the offices of the Corporation in Midland, Texas, unless otherwise provided by resolution by the Board of Directors. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the Notice of Meeting or in a duly executed waiver of notice thereof.
     Section 2. Annual Meetings. The Annual Meeting of the Shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors or as may otherwise be stated in the notice of the meeting, at which time the Shareholders shall elect a Board of Directors, and transact such other business as may be properly brought before the meeting.
     Section 3. Notice of Meetings. Notice stating the date and time of any meeting of shareholders, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at the meeting not later than the tenth (10th) day and not earlier than the sixtieth (60th) day before the date of the meeting. The notice may be given in person, by electronic transmission (on consent of a shareholder), or by mail at the direction of the President, Secretary, or other person calling the meeting. If mailed, such notice shall be deemed to be given on the date notice is deposited in the United States mail with postage paid in an envelope addressed to the shareholder at the shareholder’s address as it appears on the stock transfer records of the corporation. If by electronic transmission, such notice shall be deemed to be provided when the notice is (i) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (iv) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.
     Section 4. Voting List. Not later than the eleventh (11th) day before the date of each meeting of the shareholders of the Corporation, a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order with the address of each shareholder, the type of shares and the number of shares held by each and the number of votes that each shareholder is entitled to (if the number of votes is different than the number of shares held), shall be prepared by the Secretary. Such list shall be open at the registered office or principal office of the Corporation during regular business hours for ten days prior to the meeting, and may be examined by any shareholder, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any shareholder who may be present. If the meeting is held by means of remote communication, the list shall be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to shareholders with the notice of the meeting.
     Section 5. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, and unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or Secretary at the request in writing of shareholders owning twenty-five percent (25%) or more in amount of the shares of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
     Section 6. Notice of Special Meetings. Written notice of a special meeting of shareholders, stating the time and place and object thereof, shall be served upon or mailed to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten (10) days before such meeting.
     Section 7. Proper Business of Special Meetings. Business transacted at all special meetings shall be confined to the objects stated in such notice of the meeting.
     Section 8. Quorum. The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 9. Voting at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Texas statutes or of the Articles of Incorporation or of these

Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.
     Section 10. Voting Power. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. Each shareholder shall have one vote for each share having voting power, registered in the shareholder’s name on the books of the Corporation. Each outstanding share having voting power shall be entitled to one vote for each Director to be elected. Except where the transfer books of the Corporation shall have closed or a date shall have been fixed as a record date for the determination of its shareholders entitled to vote, no share shall be voted at any election for Directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of Directors. A telegram, telex, cablegram, or other form of electronic transmission, including telephonic transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a shareholder will be treated as an execution in writing for voting purposes. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission has been authorized by the shareholder.
     Section 11. Presiding Officer of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board of Directors, if one shall be elected, or in the absence of a Chairman of the Board of Directors, by the Vice Chairman, if one shall be elected, the Chief Executive Officer, the President or by any Vice President, or, in the absence of any such officers, by a chairman to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, or, in the Secretary’s absence, any Assistant Secretary or any person appointed by the individual presiding over the meeting, shall act as secretary at meetings of the shareholders.
     Section 12. Unanimous Written Consent in Lieu of Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or of these Bylaws, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.
     Section 13. Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any shareholder (the “Nominator”) entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Secretary of the Corporation as set forth in this Section 13. To be timely in connection with an annual meeting of shareholders, a Nominator’s notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting, notice by the Nominator to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which the Corporation first makes public announcement of the date of such meeting by (A) a mailing to shareholders, (B) a press release or (C) a filing with the Commission pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be timely in connection with any election of a director at a special meeting of the shareholders, a Nominator’s notice, setting forth the name of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 40 days nor more than 60 days prior to the date of such meeting; provided, however, that in the event that less than 47 days’ notice or prior public disclosure of the date of the special meeting of the shareholders is given or made to the shareholders, the Nominator’s notice to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. At such time, the Nominator shall also submit written evidence, reasonably satisfactory to the Secretary of the Corporation, that the Nominator is a shareholder of the Corporation and shall identify in writing (a) the name and address of the Nominator, (b) the number of shares of each class of capital stock of the Corporation owned beneficially by the Nominator, (c) the name and address of each of the persons with whom the Nominator is acting in concert, (d) the number of shares of capital stock beneficially owned by each such person with whom the Nominator is acting in concert, and (e) a description of all arrangements or understandings between the Nominator and each nominee and any other persons with whom the Nominator is acting in concert pursuant to which the nomination or nominations are to be made. At such time, the Nominator shall also submit in writing (i) the information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A under the Exchange Act and (ii) a notarized affidavit executed by each such proposed nominee to the effect that, if elected as a member of the Board of Directors, he will serve and that he is eligible for election as a member of the Board of Directors. Within 30 days (or such shorter time period that may exist prior to the date of the meeting) after the Nominator has submitted the aforesaid items to the Secretary of the Corporation, the Secretary of the Corporation shall determine whether the evidence of the Nominator’s status as a shareholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination. The failure of the Secretary of the Corporation to find such evidence reasonably satisfactory, or the failure of the Nominator to submit the requisite information in the form or within the time indicated, shall make the person to be nominated ineligible for nomination at the meeting at which such person is proposed to be nominated. The presiding person at each meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act. This Section 13 shall be the exclusive means for a shareholder to make nominations for directors at any annual or special meeting of shareholders.
     Section 14. Proper Business of Annual Meeting of Shareholders; Shareholder Proposals. At any annual meeting of shareholders, only such business shall be conducted as shall be a proper subject for the meeting and shall have been properly brought before the meeting. To be properly brought before an annual meeting of shareholders, business (other than business relating to (i) any nomination of directors, which is governed by Article II, Sections 13, or (ii) any alteration, amendment or repeal of the Bylaws or any adoption of new Bylaws, which is governed by Article VIII hereof) must (a) be specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise be properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof) or (c) otherwise (i) be properly requested to be brought before the meeting by a shareholder of record entitled to vote in the election of directors generally, in compliance with the provisions of this Section 14 and (ii) constitute a proper subject to be brought before such meeting. For business to be properly brought before an annual meeting of shareholders, any shareholder who intends to bring any matter (other than a matter relating to (i) any nomination of directors, which is governed by Article II, Section 13, or (ii) any alteration, amendment or repeal of the Bylaws or any adoption of new Bylaws, which is governed by Article VIII hereof) before an annual meeting of shareholders and is entitled to vote on such matter must deliver written notice of such shareholder’s intent to bring such matter before the annual meeting of shareholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which the Corporation first makes public announcement of the date of such meeting by (A) a mailing to shareholders, (B) a press release or (C) a filing with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 14(a) of the Exchange Act. In no event shall the public disclosure of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as described above.
          To be in proper written form, a shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting of shareholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books and records, of the shareholder proposing such business, (c) evidence reasonably satisfactory to the Secretary of the Corporation, of such shareholder’s status as such and of the number of shares of each class of capital stock of the Corporation of which such shareholder is the beneficial owner, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at an annual meeting of shareholders except in accordance with the procedures set forth in this Section 14. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act. When used in these Bylaws, “person” has the meaning ascribed to such term in Section 2(a)(2) of the Securities Act of 1933, as amended, as the context may require.

          Within 30 days after such shareholder shall have submitted the aforesaid items, the Secretary or the Board of Directors of the Corporation shall determine whether the proposed business has been properly requested to be brought before the annual meeting of shareholders and shall notify such shareholder in writing of its determination. If such shareholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Corporation determines that the proposed business otherwise has not been properly requested, then such proposal by such shareholder shall not be voted upon by the shareholders of the Corporation at such annual meeting of shareholders. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal made by a shareholder of the Corporation pursuant to this Section 14 was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.
          This Section 14 shall be the exclusive means for a shareholder to submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) at any annual meeting of shareholders.
          Nothing in this Section 14 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors or the Corporation.
ARTICLE III
BOARD OF DIRECTORS
     Section 1. Number and Election. The number of Directors which shall constitute the whole Board shall not be less than five nor more than fifteen. Within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the shareholders at the Annual Meeting. The Directors shall be elected at the Annual Meeting of the Shareholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be shareholders.
     Section 2. Vacancies. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any Directors or otherwise, or any new directorship is created by an increase in the authorized number of Directors, a majority of the Directors then in office though less than a quorum may choose a successor or successors, or fill the newly created directorship and the Directors so chosen shall hold office until the next annual election of Directors and until their successors shall be duly elected and qualified, unless sooner displaced.
     Section 3. Powers. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.
     Section 4. Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas. Meetings of the

Board of Directors may also be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other.
     Section 5. First Meeting. The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the vote of the shareholders at the Annual Meeting and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the Directors.
     Section 6. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall, from time to time, be determined by the Board.
     Section 7. Special Meetings. Special meetings of the Board may be called by the President on five days’ notice to each Director, either personally or by mail, or, with the Director’s consent, by electronic transmission; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.
     Section 8. Quorum. At all meetings of the Board the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meetings at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 9. Unanimous Written Consent in Lieu of Meeting. Unless otherwise restricted by law, the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or of any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting in such manner shall constitute presence in person at such meeting.
     Section 10. Committees of Directors
          (a) The Board of Directors may designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject to the restrictions as may be contained in the Articles of Incorporation or that may be imposed by the Texas Business Organizations Code, as amended, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
          (b) The committees shall keep regular minutes of their proceedings and report the same to the Board when required.
     Section 11. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
WAIVER OF NOTICE
     Section 1. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated thereon, shall be deemed equivalent thereto.
ARTICLE V
OFFICERS
     Section 1. General. The officers of the Corporation shall be chosen by the Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose (i) a Chairman of the Board, who must be a member of the Board of Directors; (ii) if a Chairman of the Board is chosen, the Board of Directors may also choose a Vice Chairman, who must be a member of the Board of Directors; (iii) a Chief Executive Officer, who need not be a member of the Board of Directors; and (iv) additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person.
     Section 2. Election of Officers. So far as is practicable, all elected officers shall be elected by the Board of Directors at the annual meeting of the Board of Directors in each year, and except as otherwise provided in this Article V, shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualified or until their earlier death, resignation or removal. All appointed officers shall hold office at the pleasure of the Board of Directors. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.
     Section 3. Other Officers. The Board may appoint such other offices and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
     Section 5. Term of Office and Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
     Section 6. The Chairman of the Board. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders and Board of Directors and shall be ex officio a member of all standing committees of the Corporation. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given by the Board of Directors. Unless otherwise designated by the Board of Directors, the Chairman of the Board, if one shall be elected, shall also be the Chief Executive Officer of the Corporation. In the absence of the Chairman, such of the Chairman’s duties shall be performed and authority exercised by either the Vice Chairman, if one shall be elected, or the Chief Executive Officer, if one shall be elected, as may be designated by the Chairman with the right reserved to the Board of Directors to designate or supersede any designation so made.
     Section 7. The President. The President shall, in the absence of the Chairman of the Board and the Vice Chairman, if one shall be appointed, preside at meetings of the shareholders and Board of Directors, shall implement the general directives, plans and policies formulated by the Board of Directors; and shall further have the duties, responsibilities and authorities as may be assigned by the Board of Directors. The President may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation. In the absence of the President, the duties of the President shall be performed and the President’s authority may be exercised by a Vice President of the Corporation as may have been designated by the President with the right reserved to the Board of Directors to designate or supersede any designation so made.
     Section 8. Vice Presidents. The Vice Presidents in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.
     Section 9. The Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so fixed, it shall be attested by the Secretary’s signature or by the signature of the Treasurer or an Assistant Secretary.

     Section 10. Assistant Secretaries The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.
     Section 11. Treasurer.
          (a) The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
          (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation.
          (c) If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control, belonging to the Corporation.
     Section 12. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.
ARTICLE VI
SHARES
     Section 1. Share Certificates. The share certificates of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of shares. If any certificate is signed by (1) a transfer agent or an assistant transfer agent, or (2) a transfer clerk acting on behalf of the Corporation and a Registrar, the signature of any such officer may be facsimile.
     Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates, or the owner’s legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
     Section 3. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 4. Closing of Transfer Books. The Board of Directors may close the stock transfer books of the Corporation for a period of not less than ten days nor more than sixty days preceding the date of any meeting of shareholders or the date for payment of any distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect or for a period of not less than ten days nor more than sixty days in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not less than ten days nor more than sixty days preceding the date of any meeting of shareholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of shares, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.
     Section 5. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.
     Section 6. Uncertificated Shares. The Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws or stock exchange regulation. Any system so adopted shall not become effective as to issued and outstanding certificated securities until their certificates have been surrendered to the Corporation.

ARTICLE VII
GENERAL PROVISIONS
     Section 1. Distributions.
          (a) Distributions upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property, or in shares of the corporation, subject to the provisions of the Articles of Incorporation.
          (b) Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
     Section 2. Annual Statement. The Board of Directors shall present at each Annual Meeting and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and conditions of the Corporation.
     Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 4. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of October of each year and end on the last day of September of each year.
     Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” so as to make an impression similar to that on the margin hereof. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII
AMENDMENT OF BYLAWS
     Section 1. Vote Requirements. These Bylaws may be altered or repealed at any regular meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the board proposed alteration or repeal be contained in the notice of such special meeting.

ARTICLE IX
INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
     Section 1. General. To the fullest extent permitted by Texas law as the same may exist or be hereinafter amended (but in the case of any such amendment, with respect to matters occurring before such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify and hold harmless any present or former Director, officer, employee or agent of the Corporation against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with a proceeding in which the person was, is, or is threatened to be made a named defendant or respondent because the person is or was a Director, officer, employee or agent of the Corporation.
     Section 2. Advancement or Reimbursement of Expenses. The rights of any indemnitee provided under Section 1 of this Article IX shall include, but not be limited to, the right to be indemnified and to have all expenses advanced (including the payment of expenses before final disposition of any proceeding) in all proceedings to the fullest extent permitted, or not prohibited, by the Texas law. In addition, to the extent any indemnitee is a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith. The indemnitee shall be advanced expenses, within ten days after any request for such advancement, to the fullest extent permitted, or not prohibited, by Texas law; provided that the indemnitee has provided to the Corporation all affirmations, acknowledgments, representations and undertakings that may be required of any indemnitee by Texas law.